Exhibit 99.1

IMPORTANT ANNUAL MEETING INFORMATION Electronic voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outline below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 6:00 a.m., Eastern Daylight Time, on , 2012 Vote by Internet · Log on to the www.investorvote.com/RTI · Or scan the QR code with your smartphone · Follow the steps outline on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ?X · Follow the instruction provided by the recorded message. Voting Instruction Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals – The Board of Directors recommends a vote FOR all the nominees listed for the election of directors

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy card in the enclosed envelope. The Annual Meeting of Shareholders of RTI International Metals, Inc. will be held at at a.m. Eastern Daylight Time on , 2015. A shareholder may obtain directions to the meeting by sending an email to request@rtiintl.com or by sending a written request to the Company’s Secretary, RTI International Metals, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 5th Floor, Pittsburgh, PA 15108-2973. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – RTI International Metals, Inc. Proxy for 2015 Annual Meeting of Shareholders Solicited on Behalf of the Directors of RTI International Metals, Inc. This voting instruction form, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted FOR all nominees and FOR Proposals 2 through 6. PLEASE COMPLETE, DATE AND SIGN THIS VOTING INSTRUCTIONS FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED. Non-Voting Items Change of Address — Please print new address below. The undersigned hereby directs ROBERT M. HERNANDEZ, DAWNE S. HICKTON AND CHAD WHALEN, or any of them, proxies to vote all shares of Common Stock that the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of RTI International Metals, Inc. on , 2015, and any adjournments thereof, upon such matters as may properly come before the meeting.